FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              ASA (Bermuda) Limited
         ---------------------------------------------------------------
              (Exact name of the fund as specified in its charter)


                   Bermuda                        98-6000252
       ------------------------------------------------------------------
         (State of incorporation or             (I.R.S. Employer
                organization)                  Identification No.)


              4th Floor, 11 Summer Street, Buffalo, New York 14209
       ------------------------------------------------------------------
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class            Name of each exchange on which
            to be so registered            each class is to be registered
    -------------------------------------------------------------------------

              Common Shares,                  New York Stock Exchange
         $1.00 Par Value Per Share

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.       /X/

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.      / /

      Securities Act registration statement file number to which this form relates: 333-119583

      Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
    ------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1:  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-14 (Nos. 333-119583 and 811-21650), as filed electronically with the Securities and Exchange Commission on October 7, 2004 (Accession No. 0000898432-04-000777), as the same may be amended.

Item 2:  Exhibits.

         The Registrant's Bye-Laws is incorporated by reference to its Registration Statement on Form N-2 (No. 811-21650), as filed electronically with the Securities and Exchange Commission on October 5, 2004 (Accession No. 0000898432-04-000771), as the same may be amended.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 16th day of November 2004.



                              ASA (Bermuda) Limited

                              By:     /s/ Robert J.A. Irwin
                                      ---------------------
                              Name:   Robert J.A. Irwin
                              Title:  Chairman of the Board, President and Chief
                                      Executive Officer and Treasurer